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                                                                    EXHIBIT 23.2

                      AIRCRAFT INFORMATION SERVICES, INC.
                         26072 Merit Circle, Suite 123
                         Laguna Hills, California 92653

                                January 17, 2001

Midway Airlines Corporation
2801 Slater Road, Suite 200
Morrisville, North Carolina 27560

  Re: Registration Statement on Form S-4 of Midway Airlines Corporation relating to Pass Through Certificates, Series 2000-1

Ladies and Gentlemen:

   We consent to the use of our report, dated August 7, 2000, to the reference to our name in the text under the headings "Description of the Aircraft and the Appraisals--The Aircraft," "Description of the Aircraft and the Appraisals-- Appraised Value" and "Experts" in the above-captioned Registration Statement, and to the summary contained in the text of such Registration Statement under the headings "Summary--Equipment Notes and the Aircraft", "Risk Factors--Risk Factors Related to the Certificates and the Exchange Offer--The realizable value of an Aircraft may be less than its appraised value," "Description of the Aircraft and the Appraisals--The Aircraft," and "Description of the Aircraft and the Appraisals--Appraised Value" of the report prepared by us with respect to the aircraft referred to therein.

                                          Sincerely,

                                          Aircraft Information Services, Inc.

                                                    /s/ John D. McNicol
                                          _____________________________________
                                                      John D. McNicol
                                                      Vice President